Exhibit 32

                       CERTIFICATION FURNISHED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of Horizon Financial Services Corporation (the "Company") for the quarter ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert W. DeCook, Chief Executive Officer and, I, Vicki Hladik, Chief Financial Officer of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /S/ ROBERT W. DECOOK                                 By: /S/ VICKI HLADIK
------------------------                                 -----------------------
Name: Robert W. DeCook                                        Name: Vicki Hladik
Chief Executive Officer                                  Chief Financial Officer
May 13, 2004                                                        May 13, 2004


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